Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We do hereby consent to the use of in this Registration Statement of Moneyflow Systems International Inc. on Form B-2 of our following reports:

a. Independent Auditors' Report dated January 15, 2002 relating to the October 31, 2001 and 2000 financial statements of Security Bancorp Inc.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Moffitt & Company, P.C.
Scottsdale, Arizona

March 26, 2002